EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Enterprise Bancorp, Inc.:

We consent to the incorporation by reference in the registration statements on Form S-8 (No. 333-213799, No. 333-184089, No. 333-159006 and No. 333-136700) and Form S-3 (No. 333-219879) of Enterprise Bancorp, Inc. of our report dated March 15, 2016 with respect to the consolidated financial statements of Enterprise Bancorp, Inc. and subsidiaries, which appears in this annual report on Form 10-K, for the year ended December 31, 2017.

(signed) KPMG LLP
Boston, Massachusetts
March 13, 2018